RAPIDTRON (TM)


John Creel
21 LaRochelle
Newport Beach, CA 92660




                                December 29, 2003

     Re:  Repayment of Debt

Dear John:

     This letter memorializes your agreement with Rapidtron, Inc. (the "Company") to accept 69,342 shares of common stock of the Company (the "Stock") as a full satisfaction and accord of the debt owed to you of $69,342, as partial repayment of the accrued salary of $65,000 through 12/31/2003, and $4,342 as partial repayment of a promissory note of $26,000 dated August 2, 2001.

     By signing below, you acknowledge receipt of a copy of the Company's most recent annual report on form 10-KSB for the year 2002 and the interim quarterly reports on 10-QSB for the periods ended March 31, 2003, June 30, 2003 and September 30, 2003, our current report on Form 8-K, the filed with the SEC on May 19, 2003, our amended current report on Form 8-K/A, filed with the SEC on June 5, 2003, and our current report on Form 8-K filed with the SEC on July 15, 2003.

     By signing below, you acknowledge that the Stock is being issued to you in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933 and is therefore restricted stock as that term is defined in Rule 144 promulgated by the SEC under the Securities Act of 1933. You agree not to sell or otherwise transfer the stock for at least one (1) year and only as otherwise in accordance with Rule 144, except pursuant to a valid registration of the resale of the Stock.

     By signing below, you acknowledge that you understand your investment in the Company involves a high degree of risk and is suitable only for investors of substantial means who have no immediate need for liquidity of the amount invested, and that such investment involves a risk of loss of all or a substantial part of such investment. You further understand and acknowledge that its investment in the Company involves various other risks. By signing below, you are representing and warranting that you have adequate means of providing for your current financial needs and contingencies, are able to bear the substantial economic risks of an investment in the Company for an indefinite period of time, have no need for liquidity in such investment, and, at the present time, could afford a complete loss of your investment.

BY SIGNING BELOW AND ACCEPTING THE STOCK, YOU HEREBY WAIVE ANY AND ALL CLAIMS YOU MAY HAVE AGAINST THE COMPANY FOR PARTIAL ACCRUED SALARY OR PAYMENT THROUGH 12/31/2003, INCLUDING ANY CLAIMS RELATED TO THE TIMING OF PAYMENT OF AND AMOUNT OF SUCH SALARY OR PAYMENTS, AND YOU ACCEPT THE STOCK AS A FULL SETTLEMENT OF ALL CLAIMS RELATED TO SPECIFIED ACCRUED SALARY PER YOUR EMPLOYMENT OR ENGAGEMENT BY THE COMPANY THROUGH 12/31/2003.



             RAPIDTRON Inc.3151 Airway Avenue, Building Q, CA 92626
                         tel 949.798.0652  fax 949.474.4550

                                 RAPIDTRON (TM)


Letter Agreement
December 29, 2003
John Creel


     If you agree with the foregoing, please sign below and return a copy to me by fax today and the original by overnight delivery.

                                   Sincerely,

                                   /s/ Steve Meineke
                                   Steve Meineke, Treasurer




ACKNOWLEDGED AND AGREED:


/s/ John Creel
---------------------------
John Creel




             RAPIDTRON Inc.3151 Airway Avenue, Building Q, CA 92626
                         tel 949.798.0652  fax 949.474.4550